Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219970

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2017

Prospectus Supplement

(To Prospectus dated August 14, 2017)

8,000,000 Shares

Pattern Energy Group Inc.

Class A Common Stock

We are offering 8,000,000 shares of our Class A common stock, par value $0.01 per share (“common stock”).

Our common stock is listed on the NASDAQ Global Select Market and on the Toronto Stock Exchange under the symbol “PEGI.” On October 17, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market was $24.53 per share and on the Toronto Stock Exchange was C$30.75 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price
Underwriting discounts and commissions
Net proceeds to us, before expenses

One of our existing stockholders, Public Sector Pension Investment Board (“PSP”), has indicated an intention to purchase $15.0 million of shares of our common stock in the offering at a price per share equal to the public offering price. However, there can be no assurance as to whether PSP will participate in the offering or the number of shares that it will purchase if it participates in the offering.

We have granted the underwriters the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to an additional 1,200,000 shares of our common stock at the public offering price set forth above less underwriting discounts and commissions, solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock offered hereby will be made on or about                     , 2017.

Book-Running Managers

Morgan Stanley	BofA Merrill Lynch

The date of this prospectus supplement is                     , 2017

We and the underwriters have not authorized anyone to provide any information other than that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information and Incorporation of Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus in their entirety before making an investment decision.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. Unless the context otherwise requires, any reference herein to:

•	“common stock” refers to shares of our Class A common stock, par value $0.01 per share;

•	“MW” refers to megawatts;

•	“owned capacity” of any particular project refers to the maximum, or rated, electricity generating capacity of the project in MW multiplied by our percentage ownership interest in the distributable cash flow of the project;

•	“Pattern Development Companies” refers collectively to Pattern Development 1.0 and Pattern Development 2.0 and their respective subsidiaries (excluding us and our subsidiaries);

•	“Pattern Development 1.0” refers to Pattern Energy Group LP, a Delaware limited partnership, and, where the context so requires, its subsidiaries (excluding us and our subsidiaries);

•	“Pattern Development 2.0” refers to Pattern Energy Group 2 LP, a Delaware limited partnership, and, where the context so requires, its subsidiaries; and

•	“we,” “our,” “us,” “our company” or “Pattern Energy” refers to Pattern Energy Group Inc., a Delaware corporation, together with its consolidated subsidiaries.

NOTICE TO INVESTORS

We are a holding company with U.S. operating subsidiaries that are “public utilities” (as defined in the Federal Power Act, or “FPA”) and, therefore, subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission, or “FERC,” under the FPA. As a result, the FPA places certain restrictions and requirements on the transfer of an amount of our voting securities sufficient to convey direct or indirect control over us. See “Risk Factors—Risks Related to Ownership of our Class A Shares—As a result of the FPA and FERC’s regulations in respect of transfers of control, absent prior authorization by FERC, neither we nor Pattern Development 1.0 can convey, nor will an investor in our company generally be permitted to obtain, a direct and/or indirect voting interest in 10% or more of our issued and outstanding voting securities, and a violation of this limitation could result in civil or criminal penalties under the FPA and possible further sanctions imposed by FERC under the FPA,” included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”), filed with the SEC and incorporated by reference herein.

S-ii

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data used throughout the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from our own internal estimates as well as from independent industry publications, government publications, reports by market research firms or other published independent sources. We did not commission any of these publications or reports. These publications generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information.

TRADEMARKS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include trademarks, such as the Pattern name and the Pattern logo, which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus also contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

S-iii

CURRENCY AND EXCHANGE RATE INFORMATION

In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, references to “C$” and “Canadian dollars” are to the lawful currency of Canada and references to “$,” “US$” and “U.S. dollars” are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise stated.

Our historical consolidated financial statements that are incorporated by reference in this prospectus supplement are presented in U.S. dollars. The following chart sets forth for each of 2014, 2015 and 2016, as well as each completed month or relevant interim period in any uncompleted month to date during 2017, the high, low, period average and period end exchange rates, as reported by the Bank of Canada, of Canadian dollars expressed as Canadian dollars per US$1.00.

	Canadian Dollars per US$1.00
	High		Low		Period Average(1)		Period End
Year
2014	C$	1.1643	C$	1.0614	C$	1.1045	C$	1.1601
2015		1.2803		1.1728		1.2425		1.2206
2016		1.4589		1.2544		1.3248		1.3427
Month
January 2017	C$	1.3438	C$	1.3030	C$	1.3191	C$	1.3030
February 2017		1.3248		1.3004		1.3110		1.3248
March 2017		1.3513		1.3304		1.3386		1.3310
April 2017		1.3662		1.3275		1.3440		1.3662
May 2017		1.3743		1.3446		1.3607		1.3446
June 2017		1.3504		1.2977		1.3298		1.2977
July 2017		1.2982		1.2447		1.2689		1.2485
August 2017		1.2755		1.2482		1.2605		1.2536
September 2017		1.2480		1.2128		1.2283		1.2480
October 2017 (through October 17, 2017)		1.2549		1.2472		1.2511		1.2548

(1)	The average of the exchange rates, as reported by the Bank of Canada, on the last business day of each month during the relevant one-year period and, in respect of monthly or interim period information, the average of the exchange rates on each business day for the relevant period.

The exchange rate, as reported by the Bank of Canada, in Canadian dollars on October 17, 2017 was US$1.00 = C$1.2548.

The above rates differ from the actual rates used in our consolidated historical financial statements and the calculation of cash available for distribution and dividends we declared and paid described elsewhere in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. Our inclusion of these exchange rates is not meant to suggest that the U.S. dollar amounts actually represent such Canadian dollar amounts or that such amounts could have been converted into Canadian dollars at any particular rate or at all.

For information on the impact of fluctuations in exchange rates on our operations, see “Risk Factors—Risks Related to Our Projects—Currency exchange rate fluctuations may have an impact on our financial results and condition” and “Quantitative and Qualitative Disclosures about Market Risk—Foreign Currency Exchange Rate Risk” included in our 2016 Annual Report incorporated by reference herein.

S-iv

CAUTIONARY STATEMENT REGARDING THE USE OF NON-U.S. GAAP MEASURES

This prospectus supplement, including documents incorporated by reference, contains references to Adjusted EBITDA and cash available for distribution, which are not measures under generally accepted accounting principles in the United States, or “U.S. GAAP,” and, therefore, may differ from definitions of these measures used by other companies in our industry. We disclose Adjusted EBITDA and cash available for distribution because we believe that these measures may assist investors in assessing our financial performance and the anticipated cash flow from our projects. None of these measures should be considered the sole measure of our performance, and they should not be considered in isolation from, or as a substitute for, the financial statements incorporated by reference in this prospectus supplement prepared in accordance with U.S. GAAP. For further discussion of the limitations of these non-U.S. GAAP measures and the reconciliations of net income (loss) to Adjusted EBITDA and net cash provided by (used in) operating activities to cash available for distribution, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Metrics—Cash Available for Distribution” and “—Adjusted EBITDA” included in our 2016 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, each of which is incorporated by reference herein.

S-v

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information and Incorporation of Information by Reference” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus.

Overview

We are an independent power company focused on owning and operating power projects with stable long-term cash flows in attractive markets with potential for continued growth of our business. We hold interests in 20 wind power projects, including the Mont Sainte-Marguerite wind power project we have committed to acquire, with a total owned interest of 2,736 MW in the United States, Canada and Chile that use proven and best-in-class technology. Each of our projects has contracted to sell all or a majority of its output pursuant to a long-term, fixed-price or variable price power sale agreement. Ninety-two percent of the electricity to be generated by our projects will be sold under our power sale agreements which have a weighted average remaining contract life of approximately 14.5 years as of June 30, 2017.

Recent Developments

The recent natural disasters, including the hurricanes in Texas and Puerto Rico, the earthquake in Mexico and the wildfires in California adversely impacted our operations in the third quarter. We evacuated our 283 megawatt (“MW”) Gulf Wind project in Texas prior to Hurricane Harvey and our 101 MW Santa Isabel project in Puerto Rico prior to the Irma and Maria hurricanes. We closed our Houston office for more than a week during Hurricane Harvey. Our operations center continued uninterrupted monitoring of our assets during all of these events, including evacuating and operating remotely during Hurricane Harvey. Project operations staff and third-party technicians safely returned to work shortly after the hurricanes at both the Gulf Wind and Santa Isabel projects.

The Gulf Wind project in Texas suspended operations for approximately two days and sustained no damage from Hurricane Harvey. The preliminary evaluation of the 101 MW Santa Isabel project in Puerto Rico reports no material damage to the turbines or the project from Hurricane Maria, while additional detailed evaluations continue. However, our Santa Isabel project is shut-in as a result of Hurricane Maria. We are working with PREPA to support PREPA’s broader efforts to restore the high voltage grid so the project can help support providing much needed power to the Puerto Rican communities.

In addition, wind conditions during the third quarter of 2017 were below the long-term average experienced. All of the foregoing adversely affected our production and revenues in the third quarter and as a result we expect our operating loss for the third quarter of 2017 to be materially and substantially greater and our cash available for distribution to be materially and substantially lower, in each case, than the corresponding amounts in the third quarter of 2016. The foregoing are preliminary estimates prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that our actual results for the third quarter, which have not been finalized as of the date of this prospectus supplement, will not differ materially from management’s estimates or that they will not be lower than market expectations, including those of research analysts. We expect to publicly announce actual results for the third quarter during the second week of November 2017.

Corporate Information

Our principal executive offices are located at Pier 1, Bay 3, San Francisco, California 94111, and our telephone number is (415) 283-4000. Our website is www.patternenergy.com. We make our periodic reports and other information filed or furnished to the SEC or the Canadian Securities Administrators available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC or the Canadian Securities Administrators. Except as specifically noted, information on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus and does not constitute a part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered	shares of our common stock.

Common stock to be outstanding after this offering	shares of our common stock.

Over-allotment option	We have granted the underwriters the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to an additional shares of our common stock, solely to cover over-allotments, if any.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include:

•	funding acquisitions, including from third parties or drop downs of Mont Sainte-Marguerite, El Cabo, Belle River, Otsuki Wind, Futtsu Solar, Kanagi Solar, Ohorayama and Tsugaru from the identified right of first offer (ROFO) list included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017;

•	funding investments, including any capital call requests from Pattern Development 2.0; or

•	depending on the timing, sequencing and significance of any potential acquisitions from the identified ROFO list, the repayment of indebtedness.

We have not received notices from either of the Pattern Development Companies that it is seeking a purchaser under our project purchase rights with such companies, and we do not have any binding agreements for any such acquisitions (other than for an interest in the Mont Sainte-Marguerite project).

Exchange listing	Our common stock is listed on the NASDAQ Global Select Market and the Toronto Stock Exchange under the symbol “PEGI.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in our 2016 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, respectively, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.

Unless otherwise stated, all applicable share, per share and related information in this prospectus supplement is as of June 30, 2017 and excludes 1,540,261 shares of our common stock available for future issuance under our equity incentive award plan

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors below, as well as carefully read the “Risk Factors” section of our 2016 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, respectively, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase our common stock. You should also read all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Special Note on Forward-Looking Statements” in the accompanying prospectus and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and any documents incorporated by reference herein.

Risks Related to the Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. We intend to use the net proceeds from this offering for general corporate purposes, which may include: funding acquisitions, including from third parties or drop downs of Mont Sainte-Marguerite, El Cabo, Belle River, Otsuki Wind, Futtsu Solar, Kanagi Solar, Ohorayama and Tsugaru from the identified ROFO list included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017; funding investments, including any capital call requests from Pattern Development 2.0; or depending on the timing, sequencing and significance of any potential acquisitions from the identified ROFO list, the repayment of indebtedness. We have not received notices from either of the Pattern Development Companies that it is seeking a purchaser under our project purchase rights with such companies, and we do not have any binding agreements for any such acquisitions (other than for an interest in the Mont Sainte-Marguerite project). Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

We may need to raise additional capital. If we are unable to obtain such capital on favorable terms or at all, we may not be able to execute on our business plans and our business, financial condition and results of operations may be adversely affected.

We expect to devote substantial financial resources to our acquisition activities. As a result of our funding requirements, we likely will need to sell additional equity or debt securities or seek additional financing through other arrangements to increase our cash resources. In addition, we may issue common stock or securities convertible into common stock in connection with an acquisition or business combination. Any sale of additional equity or convertible securities may result in dilution to our stockholders. Public or private financing may not be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, we may be required to delay, reduce the scope of, or eliminate one or more of our planned acquisition activities, which could adversely affect our business, financial condition and operating results.

Our Santa Isabel project in Puerto Rico has been shut-in as a result of Hurricane Maria.

Our 101 MW Santa Isabel project located on the south coast of Puerto Rico sells 100% of its electricity generation including environmental attributes to Puerto Rico Electric Power Authority (“PREPA”) under a 20-year power sale agreement (“PPA”). On September 20, 2017, Hurricane Maria, a category 4 hurricane, made direct landfall on Puerto Rico and caused substantial damage to PREPA’s electricity transmission and distribution assets. PREPA declared a force majeure under the PPA with respect to its assets, relieving it of its obligations to perform substantially all of its obligations under the PPA, excluding its obligation to make payments thereunder. As of the date of this prospectus supplement, PREPA is current with respect to payments due under the PPA. We currently have a $2.65 million receivable for production prior to the hurricane; $2.28 million of that amount we expect to receive in mid-to-late October and the balance due and expected in mid-to late-November. While these payments are not relieved under the force majeure, no assurances can be given that PREPA will pay these receivables or any future receivables. PREPA’s failure to make payments when due (after an applicable cure period) may constitute an event of default under the Santa Isabel financing agreement and may materially adversely affect the value of the Santa Isabel project. Even though the Santa Isabel financing agreement is non-recourse to us, it is secured by the Santa Isabel project and any exercise of remedies by the lender could have a material adverse effect on our business prospects, financial condition and results of operations. Further, given the current condition of PREPA’s transmission and distribution assets and the logistical complexity associated with remediating the damage, no assurances can be given as to when the force majeure under the PPA will abate and PREPA’s performance will resume under the PPA, or how the disruption will affect PREPA’s bankruptcy-like proceedings under Title III of the Puerto Rico Oversight, Management, and Economic Stability Act. Please see “Item 1A. Risk Factors—Our projects rely on a limited number of key power purchasers” in our Quarterly Report in Form 10-Q for the fiscal quarter ended June 30, 2017.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as any free writing prospectuses, to which we have referred you, contain forward-looking statements. All statements other than statements of historical fact included in this prospectus supplement and the accompanying prospectus are forward-looking statements. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects, and expectations concerning our business, operating results, financial condition, and other similar matters. While we believe that these forward-looking statements are reasonable as and when made, there may be events in the future that we are not able to predict accurately or control, and there can be no assurance that future developments affecting our business will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to:

•	our ability to complete acquisitions of power projects;

•	our ability to complete construction of our construction projects and transition them into financially successful operating projects;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and renewable energy credits;

•	our electricity generation, our projections thereof and factors affecting production, including wind and other conditions, other weather conditions, availability and curtailment;

•	changes in law, including applicable tax laws;

•	public response to and changes in the local, state, provincial and federal regulatory framework affecting renewable energy projects, including the U.S. federal production tax credit, investment tax credit and potential reductions in renewable portfolio standards requirements;

•	the ability of our counterparties to satisfy their financial commitments or business obligations;

•	the availability of financing, including tax equity financing, for our power projects;

•	an increase in interest rates;

•	our substantial short-term and long-term indebtedness, including additional debt in the future;

•	competition from other power project developers;

•	development constraints, including the availability of interconnection and transmission;

•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;

•	our ability to operate our business efficiently, manage capital expenditures and costs effectively and generate cash flow;

•	our ability to retain and attract executive officers and key employees;

•	our ability to keep pace with and take advantage of new technologies;

•	the effects of litigation, including administrative and other proceedings or investigations, relating to our wind power projects under construction and those in operation;

•	conditions in energy markets as well as financial markets generally, which will be affected by interest rates, foreign currency exchange rate fluctuations and general economic conditions;

•	the effectiveness of our currency risk management program;

•	the effective life and cost of maintenance of our wind turbines and other equipment;

•	the increased costs of, and tariffs on, spare parts;

•	scarcity of necessary equipment;

•	negative public or community response to wind power projects;

•	the value of collateral in the event of liquidation;

•	other factors discussed under the caption “Risk Factors” in this prospectus supplement, our 2016 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, respectively, each of which is incorporated by reference in this prospectus supplement.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions, including industry data referenced elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. While we believe our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed under the caption “Risk Factors” in this prospectus supplement and in our 2016 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, respectively, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this prospectus supplement and the accompanying prospectus as well as other cautionary statements that are made from time to time in our other filings with the SEC and applicable Canadian securities regulatory authorities or public communications. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if those results or developments are substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        million (or $        million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include:

•	funding acquisitions, including from third parties or drop downs of Mont Sainte-Marguerite, El Cabo, Belle River, Otsuki Wind, Futtsu Solar, Kanagi Solar, Ohorayama and Tsugaru from the identified ROFO list included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017;

•	funding investments, including any capital call requests from Pattern Development 2.0; or

•	depending on the timing, sequencing and significance of any potential acquisitions from the identified ROFO list, the repayment of indebtedness.

We have not received notices from either of the Pattern Development Companies that it is seeking a purchaser under our project purchase rights with such companies, and we do not have any binding agreements for any such acquisitions (other than for an interest in the Mont Sainte-Marguerite project).

As of October 17, 2017, we had an outstanding drawn loan balance of $252 million under the revolving credit facility, which has a four-year term ending in December 2018. Loans under the revolving credit facility are either base rate loans or Eurodollar rate loans. The base rate loans accrue interest at a fluctuating rate per annum equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Eurodollar rate that would be in effect for a Eurodollar rate loan with an interest period of one month plus 1.0%, plus an applicable margin ranging from 1.25% to 1.75% (depending upon our applicable leverage ratio). The Eurodollar rate loans accrue interest at a rate per annum equal to LIBOR, as published by Reuters, plus an applicable margin ranging from 2.25% to 2.75% (depending on our applicable leverage ratios).

Affiliates of Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under our revolving credit facility and, if we repay outstanding indebtedness under our revolving credit facility using the net proceeds from any offering of common stock under this prospectus supplement, may receive a substantial portion of the net proceeds of such particular offering. See “Underwriting—Other Relationships.”

PRICE RANGE OF OUR COMMON STOCK; DIVIDENDS

Our common stock began trading on September 27, 2013 on the NASDAQ Global Market (and subsequently qualified for the NASDAQ Global Select Market) under the trading symbol “PEGI” and on the Toronto Stock Exchange under the trading symbol “PEG.” Our common stock now trades on the Toronto Stock Exchange under the trading symbol “PEGI.” On October 17, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market was $24.53 per share and on the Toronto Stock Exchange was C$30.75 per share. The following table sets forth, for the periods indicated, the high and low prices for our shares of common stock traded on the NASDAQ Global Select Market.

	Price Range
	High	Low
Year Ending December 31, 2017
Fourth Quarter (through October 17, 2017)	$24.94	$23.74
Third Quarter	$26.56	$22.87
Second Quarter	$25.42	$19.82
First Quarter	$21.28	$18.83
Year Ended December 31, 2016
Fourth Quarter	$23.01	$18.68
Third Quarter	$25.13	$22.27
Second Quarter	$23.02	$17.70
First Quarter	$21.01	$14.56
Year Ended December 31, 2015
Fourth Quarter	$24.08	$16.96
Third Quarter	$29.81	$18.18
Second Quarter	$32.00	$27.13
First Quarter	$31.20	$24.13

The following table sets forth, for the periods indicated, the high and low prices for our shares of common stock traded on the Toronto Stock Exchange.

	Price Range
	High		Low
Year Ending December 31, 2017
Fourth Quarter (through October 17, 2017)	C$	31.74	C$	29.72
Third Quarter	C$	33.08	C$	29.10
Second Quarter	C$	33.91	C$	26.55
First Quarter	C$	28.00	C$	25.12
Year Ended December 31, 2016
Fourth Quarter	C$	30.65	C$	25.01
Third Quarter	C$	33.00	C$	29.01
Second Quarter	C$	29.74	C$	23.24
First Quarter	C$	29.20	C$	20.50
Year Ended December 31, 2015
Fourth Quarter	C$	31.59	C$	22.79
Third Quarter	C$	37.41	C$	24.75
Second Quarter	C$	38.66	C$	32.96
First Quarter	C$	38.50	C$	28.81

The following table sets forth the dividends declared on shares of our common stock for the periods indicated. On November 26, 2013, we announced the initiation of a quarterly dividend on shares of our common stock. On August 8, 2017, we increased our quarterly dividend to $0.4200 per share, or $1.68 on an annualized basis, commencing with respect to dividends payable on October 31, 2017 to stockholders of record on September 29, 2017. See “Market for Registrant’s Common Equity and Related Stockholder Matters—Cash Dividend to Investors” in our 2016 Annual Report for further discussion of our cash dividend policy.

Dividends Declared
Year Ending December 31, 2017
Third Quarter	$0.4200
Second Quarter	$0.4180
First Quarter	$0.4138
Year Ended December 31, 2016
Fourth Quarter	$0.4080
Third Quarter	$0.4000
Second Quarter	$0.3900
First Quarter	$0.3810
Year Ended December 31, 2015
Fourth Quarter	$0.3720
Third Quarter	$0.3630
Second Quarter	$0.3520
First Quarter	$0.3420

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a “non-U.S. holder.” A “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates,

•	foreign corporation, or

•	foreign estate or trust.

A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of a disposition of our common stock. Such an individual is urged to consult his or her tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of such entity may depend upon the status of such partner or beneficial owner and the activities of such entity and on certain determinations made at the partner or beneficial owner level. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their tax advisers as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective non-U.S. holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions

Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce the non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, the treatment of which is described below under “—Gain on Disposition of Our Common Stock.” Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below under “—FATCA Legislation”), a non-U.S. holder generally will be required to provide an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E certifying its entitlement to benefits under a treaty. While it is likely that distributions on our common stock in any year will exceed our earnings and profits and thus that some or all of such distributions will not constitute dividends for U.S. federal income tax purposes, the facts necessary to make a determination of the extent to which a distribution on our common stock is treated as a dividend for such purpose may not be known at the time of the distribution. A non-U.S. holder should therefore expect that a withholding agent will treat the entire amount of a distribution on our common stock as a dividend for purposes of determining the amount required to be withheld on such distribution.

If it is later determined that all or a portion of such distribution did not in fact constitute a dividend for U.S. federal income tax purposes, a non-U.S. holder may be entitled to a refund of any excess tax withheld, provided that the required information is timely furnished to the IRS.

The withholding tax does not apply to dividends paid to a non-U.S. holder that provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder (in which case the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, an additional “branch profits tax” imposed at a rate of 30%, or a lower treaty rate, may also apply); or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”), as described below, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

Generally, a U.S. corporation is a USRPHC if the fair market value of its “U.S. real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although we have not undertaken a complete analysis and there can be no assurance that the IRS will not take a contrary position, we believe that we are not currently nor do we expect to be a USRPHC for U.S. federal income tax purposes. However, the composition and relative values of our assets may change over time, and the definition of “U.S. real property interests” is not entirely clear. As a result, we may be, now or at any time while a non-U.S. holder owns our common stock, a USRPHC.

Our common stock is currently listed on the NASDAQ Global Select Market and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are or become a USRPHC, and if our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder generally would be subject to U.S. federal income tax on any gain from the disposition of our common stock and transferees of our common stock would generally be required to withhold 15% of the gross proceeds payable to the transferor. Regardless of whether our common stock is regularly traded on an established securities market, if we are or become a USRPHC, a non-U.S. holder that has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or the non-U.S. holder’s holding period, more than 5% of our common stock, generally would be subject to U.S. federal income tax on any gain from the disposition of our common stock. Any gain recognized by a non-U.S. holder under this paragraph would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and may be filed in connection with the proceeds from a sale or other disposition of our common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA Legislation

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) and applicable Treasury Regulations impose withholding of 30% on payments of dividends on, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner of our common stock that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return (which may entail significant administrative burden). A beneficial owner that is a foreign financial institution but not a “participating foreign financial institution” (as defined under FATCA) will be able to obtain a refund only to the extent an applicable income tax treaty with the United States entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on their investment in our common stock and their potential ability to obtain a refund of any FATCA withholding.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK

The following is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada), or the “Tax Act,” generally applicable to a holder who acquires shares of our common stock pursuant to this offering, and who, for the purposes of the Tax Act and at all relevant times, holds such shares of our common stock as capital property, deals at arm’s length with us and the underwriters, and is not affiliated with us or any of the underwriters, which we refer to as a “Holder.” The shares of our common stock will generally be considered to be capital property to a holder unless the holder holds such shares of our common stock in the course of carrying on a business of buying and selling securities or has acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder: (i) with respect to which our company is or will be, or that is a corporation that does not deal at arm’s length for the purposes of the Tax Act with a corporation with respect to which our company is or will be, at any time, a “foreign affiliate” within the meaning of the Tax Act, (ii) that is a “financial institution” for the purposes of the mark-to-market rules under the Tax Act, (iii) an interest in which is a “tax shelter” or a “tax shelter investment,” each as defined in the Tax Act, (iv) that is a “specified financial institution” as defined in the Tax Act, (v) which has made a “functional currency” reporting election under section 261 of the Tax Act to report the holder’s “Canadian tax results” (as defined in the Tax Act) in a currency other than the Canadian currency, or (vi) that has entered, or will enter, into a “derivative forward agreement,” as defined in the Tax Act, with respect to shares of our common stock. Any such holder should consult its own tax advisor with respect to the income tax considerations applicable to it in respect of acquiring, holding and disposing of shares of our common stock acquired pursuant to this offering.

This summary is based on the current provisions of the Tax Act and the regulations promulgated thereunder and an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency, or the “CRA”, made publicly available prior to the date hereof. This summary also takes into account all proposed amendments to the Tax Act and the regulations promulgated thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, which we refer to as the “Proposed Amendments,” and assumes that such Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted in their current form or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies or assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. In particular, this summary does not take into account the discussion paper seeking input on possible approaches to address certain perceived tax advantages of investing passively through a private corporation released, for consultation, by the Minister of Finance (Canada) on July 18, 2017. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from those in the Tax Act.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax considerations applicable to any particular Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. The relevant tax considerations applicable to the acquiring, holding and disposing of shares of our common stock may vary according to the status of the purchaser, the jurisdiction in which the purchaser resides or carries on business and the purchaser’s own particular circumstances. Accordingly, prospective Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of shares of our common stock.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of shares of our common stock (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars using the appropriate exchange rate in accordance with the detailed rules in the Tax Act in that regard.

Holders Resident in Canada

The following discussion applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is resident in Canada, which we refer to as a “Resident Holder.”

Shares of our common stock are not “Canadian securities” for the purpose of the irrevocable election under subsection 39(4) of the Tax Act to treat all “Canadian securities,” as defined in the Tax Act, owned by a Resident Holder as capital property, and therefore such election will not apply to shares of our common stock. Holders resident in Canada for purposes of the Tax Act who do not hold shares of our common stock as capital property should consult their own tax advisors regarding their particular circumstances.

Dividends on Shares of Our Common Stock

A Resident Holder will be required to include in computing such Resident Holder’s income for a taxation year the amount of any dividends, if any, received (or deemed to be received) on shares of our common stock, including amounts deducted for U.S. withholding tax. Dividends received on shares of our common stock by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act). A Resident Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income.

To the extent that U.S. withholding tax is payable by a Resident Holder in respect of any dividends received on shares of our common stock, the Resident Holder may be eligible for a foreign tax credit or deduction under the Tax Act to the extent and under the circumstances described in the Tax Act. Generally, a Resident Holder’s ability to claim a foreign tax credit in respect of U.S. withholding tax payable by the Resident Holder will be limited to the proportion of the taxes otherwise payable under Part I of the Tax Act in respect of the Resident Holder’s U.S. source income. Dividends paid on shares of our common stock to a Resident Holder will generally be regarded as U.S. source income if our company is a resident of the United States for Canadian federal income tax purposes. Resident Holders should consult their own tax advisors regarding the availability of a foreign tax credit or deduction, having regard to their particular circumstances.

Disposition of Shares of Our Common Stock

A disposition or deemed disposition of shares of our common stock by a Resident Holder (including on a purchase of a share of our common stock for cancellation by our company) will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of the disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such shares of our common stock immediately before the disposition. See “—Taxation of Capital Gains and Capital Losses.”

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain, which we refer to as a “taxable capital gain”, realized by a Resident Holder will be included in the Resident Holder’s income for the year of disposition. One-half of any capital loss, which we refer to as an “allowable capital loss”, realized by a Resident Holder in a taxation year generally must be deducted by the Resident Holder against taxable capital gains in that year (subject to, and in accordance with, the provisions of the Tax Act). Allowable capital losses in excess of taxable capital gains realized by a Resident Holder in a taxation year may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

Capital gains realized by a Resident Holder that is an individual or trust, other than certain specified trusts, may give rise to a liability for alternative minimum tax under the Tax Act.

U.S. tax, if any, levied on any gain realized on a disposition of shares of our common stock may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their particular circumstances.

Offshore Investment Fund Property Rules

The Tax Act contains provisions, which we refer to as the “OIF Rules”, which, in certain circumstances, may require a Resident Holder to include an amount in income in each taxation year in respect of the acquisition and holding of shares of our common stock if (1) the value of such shares of our common stock may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, which we collectively refer to as “Investment Assets;” and (2) it may reasonably be concluded that one of the main reasons for the Resident Holder acquiring, holding or having shares of our common stock was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.

In making the determination under point (2) in the preceding paragraph, the OIF Rules provide that regard must be had to all of the circumstances, including (i) the nature, organization and operation of any non-resident entity, including our company, and the form of, and the terms and conditions governing, the Resident Holder’s interest in, or connection with, any such non-resident entity, (ii) the extent to which any income, profit and gains that may reasonably be considered to be earned or accrued, whether directly or indirectly, for the benefit of any non-resident entity, including our company, are subject to an income or profits tax that is significantly less than the income tax that would be applicable to such income, profits and gains if they were earned directly by the Resident Holder, and (iii) the extent to which any income, profits and gains of any non-resident entity, including our company, for any fiscal period are distributed in that or the immediately following fiscal period.

If applicable, the OIF Rules generally require a Resident Holder to include in the Resident Holder’s income for each taxation year in which such Resident Holder owns shares of our common stock the amount, if any, by which (i) the total of all amounts each of which is the product obtained when the Resident Holder’s “designated cost” (as defined in the Tax Act) of shares of our common stock at the end of a month in the year is multiplied by 1/12 of the aggregate of the prescribed rate of interest for the period including that month plus two percentage points exceeds (ii) any dividends or other amounts included in computing such Resident Holder’s income for the year (other than a capital gain) from our common stock determined without reference to the OIF Rules. Any amount required to be included in computing a Resident Holder’s income in respect of our common stock under these provisions will be added to the adjusted cost base and the designated cost of shares of our common stock to the Resident Holder.

The CRA has taken the position that the term “portfolio investment” should be given a broad interpretation. Notwithstanding this interpretation, we do not believe that the value of shares of our common stock should be regarded as being derived, directly or indirectly, primarily from portfolio investments in Investment Assets, though the CRA may take a different view. However, if the term “portfolio investment” should be given a broad interpretation, and even if the value of shares of our common stock may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in Investment Assets, the OIF Rules will apply to a Resident Holder only if it is reasonable to conclude that one of the main reasons for the Resident Holder acquiring, holding or having shares of our common stock was to derive a benefit from Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.

The OIF Rules are complex and their application will potentially depend, in part, on the reasons for a Resident Holder acquiring, holding or having shares of our common stock. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of the OIF Rules in their particular circumstances.

Additional Refundable Tax

A Resident Holder that is, throughout its taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) may be subject to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act), including amounts in respect of net taxable capital gains and certain dividends.

Foreign Property Information Reporting

In general, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” (as defined in the Tax Act) of “specified foreign property” (as defined in the Tax Act), including shares of our common stock, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a taxpayer resident in Canada, other than a corporation or trust exempt from tax under Part I of the Tax Act, will be a “specified Canadian entity,” as will certain partnerships. Shares of our common stock will be “specified foreign property” to a Resident Holder. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to “specified foreign property” are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisors regarding the reporting rules contained in the Tax Act.

Holders Not Resident in Canada

The following portion of this summary is applicable to a Holder who at all relevant times: (i) has not been, is not, and will not be resident or deemed to be resident in Canada for purposes of the Tax Act or any applicable tax treaty or convention; and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, shares of our common stock in connection with, or in the course of, carrying on a business in Canada, which we refer to as a “Non- Resident Holder”. Special rules, which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere. Such a non-resident insurer should consult its own tax advisors.

Dividends on Shares of Our Common Stock

Dividends paid in respect of shares of our common stock to a Non-Resident Holder will not be subject to Canadian withholding tax or other income tax under the Tax Act.

Disposition of Shares of Our Common Stock

A Non-Resident Holder who disposes or is deemed to dispose of shares of our common stock that were acquired under the offering will not be subject to Canadian income tax in respect of any capital gain realized on the disposition unless such shares of our common stock constitute “taxable Canadian property” of the Non- Resident Holder for the purposes of the Tax Act and no exemption is available under an applicable income tax treaty or convention between Canada and the jurisdiction in which the Non-Resident Holder is resident.

Generally, shares of our common stock will not be taxable Canadian property at a particular time of a Non- Resident Holder provided that shares of our common stock are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the Toronto Stock Exchange) at that time, unless, at any time during the sixty-month period that ends at that time both (a)(i) the Non-Resident Holder, (ii) persons not dealing at arm’s length with such Non-Resident Holder, (iii) partnerships in which the Non-Resident Holder or a person mentioned in (a)(ii) holds a membership interest directly or indirectly through one or more partnerships or (iv) any combination of (a)(i) to (iii), owned 25% or more of the issued shares of any class or series of the capital stock of our company and (b) more than 50% of the fair market value of such shares of our common stock was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada; (ii) “Canadian resource properties” as defined in the Tax Act; (iii) “timber resource properties” as defined in the Tax Act; and (iv) options in respect of, interests in, or for civil law rights in, any property listed in (b)(i) to (iii), whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares of our common stock may be deemed to be taxable Canadian property of a Non-Resident Holder. Non-Resident Holders whose shares of our common stock are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock indicated below:

Underwriter	Number of shares of our common stock
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

One of our existing stockholders, Public Sector Pension Investment Board, has indicated an intention to purchase $15.0 million of shares of our common stock in the offering at a price per share equal to the public offering price. However, there can be no assurance as to whether PSP will participate in the offering or the number of shares that it will purchase if it participates in the offering.

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of our common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our common stock offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the shares of our common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for shares of our common stock covered by the underwriters’ over-allotment option described below.

This offering is being made concurrently in the United States and in each of the provinces of Canada. Our common stock will be offered in the United States through those underwriters or their U.S. affiliates who are registered to offer the shares of our common stock for sale in the United States, and in Canada through those underwriters or their Canadian affiliates who are registered to offer the shares of our common stock for sale in applicable Canadian provinces, and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters may offer our common stock outside of the United States and Canada.

The underwriters initially propose to offer part of the common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of our common stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                      additional shares of our common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of shares of our common stock offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of our common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of our common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full

exercise of the underwriters’ option to purchase up to an additional                  shares of our common stock from us.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

The public offering price for our common stock, wherever offered, is payable in U.S. dollars, except as may otherwise be agreed by the underwriters.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $        . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with FINRA up to $15,000.

We, certain of our stockholders and our executive officers and directors (excluding one director) have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we and they will not, subject to limited exceptions, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including, without limitation, common stock or other such securities which may be deemed to be beneficially owned by each such person in accordance with the rules and regulations of the SEC and Canadian securities laws), or publicly disclose the intent to make any offer, sale, pledge or disposition; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock,

whether any such transaction described above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of the representatives, on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the transfer of our common stock as bona fide gifts;

•	transfer by will or the laws of intestacy;

•	transfers to family members;

•	transfers pursuant to domestic relations or court orders;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar plans permitted under Canadian securities laws, provided that, among other conditions, the plan does not provide for transfers of shares of our common stock during the restricted period;

•	transfers solely for the purpose of satisfying tax withholding requirements that become due upon vesting of equity awards;

•	in the case of corporations or other entities, transfers to affiliates;

•	the sale of our common stock pursuant to a trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) such trading plan is in effect as of the date of this prospectus supplement and (ii) any filing made under Section 16(a) of the Exchange Act or under the Canadian securities laws includes a footnote that expressly states that the sale was made pursuant to a Rule 10b5-1 trading plan;

•	the issuance of the underlying shares of our common stock upon conversion of our 4.00% Convertible Senior Notes due 2020;

•	the offer and sale of our common stock in this offering;

•	the issuance of any stock options, restricted stock awards, phantom stock awards or other awards or grants pursuant to certain stock incentive plans or any shares of our common stock or other securities upon the exercise, vesting or settlement of awards or grants issued pursuant to such stock incentive plans;

•	the pledge or hypothecation, or other granting of a security interest in, up to 15,300,000 shares of our common stock to one or more banks or financial institutions as collateral or security pursuant to the Margin Loan Agreement dated May 6, 2014 between Pattern Development Finance Company and the lenders party thereto and any transfer upon foreclosure upon such shares;

•	the issuance by us of common stock or securities convertible into common stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of common stock issued hereunder during the 60-day period shall not exceed 15% of the total number of shares of common stock issued and outstanding on the closing date of the offering; or

•	transfers by officers in the aggregate of up to 5,000 shares of our common stock.

The representatives, in their sole discretion, may release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, our common stock in the open market to stabilize the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act and applicable Canadian securities laws.

Pursuant to Canadian securities laws and the Universal Market Integrity Rules for Canadian Marketplaces, the underwriters may not, throughout the period of distribution, bid for or purchase our common stock, except in accordance with certain permitted transactions, including market stabilization and passive market-making activities.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of our common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common stock in, from or otherwise involving the United Kingdom.

Switzerland

Our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX

Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our common stock.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on our common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

Our common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

Our common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock may not be circulated or distributed, nor may our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

An affiliate of Morgan Stanley & Co. LLC holds a passive equity ownership interest in one of our wind power projects. In addition, affiliates of Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under our revolving credit facility. Certain affiliates of the underwriters are lenders under and parties to certain of our project financing arrangements. Morgan Stanley & Co. LLC is a calculation agent, and its affiliate is a lender, under a margin loan agreement with Pattern Development. An affiliate of Morgan Stanley & Co. LLC is also party to power hedge arrangements with the Panhandle 2 and Gulf Wind projects.

An affiliate of Morgan Stanley & Co. LLC has made a commitment under the long-term project holding company debt financing commitments relating to Pattern Development’s Broadview project.

Morgan Stanley & Co. LLC acts as our agent under our at-the-market share sale program under the Equity Distribution Agreement with us dated May 9, 2016.

In addition, certain affiliates of the Canadian underwriters act as agents and/or are lenders, as applicable, under our revolving credit facility. The decision to offer our common stock was made solely by us, and the terms upon which the shares of our common stock are being offered were determined by negotiation between us and the underwriters. Our subsidiaries which are party to the revolving credit facility are currently in compliance with the facility, and no breach thereof has been waived since the execution of our revolving credit facility. Other than as disclosed in this prospectus supplement, our financial position has not changed since the execution of our revolving credit facility. As a result of this offering, each of such underwriters (or their respective U.S. or Canadian underwriter affiliate, as applicable) will receive their share of the underwriting fee payable to the underwriters.

VALIDITY OF SECURITIES

The validity of the shares of our common stock being sold in this offering will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain Canadian legal matters relating to this offering will be passed upon for us by Blake, Cassels & Graydon LLP. Certain U.S. legal matters relating to this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P., New York, New York. Certain Canadian legal matters relating to this offering will be passed upon for the underwriters by Torys LLP.

EXPERTS

The consolidated financial statements of Pattern Energy Group Inc. appearing in Pattern Energy Group Inc.’s 2016 Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Pattern Energy Group Inc.’s internal control over financial reporting as of December 31, 2016 and the financial statements of K2 Wind Ontario Limited Partnership appearing in Pattern Energy Group Inc.’s 2016 Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Pattern Energy Group Inc. did not maintain effective internal control over financial reporting as of December 31, 2016, based on Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weaknesses described there in, included therein, and incorporated herein by reference, which, as to the years 2016, 2015 and 2014, are based in part on the reports of other auditors. The financial statements referred to above have been included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of South Kent Wind LP, Grand Renewable Wind LP and SP Armow Wind Ontario LP, included in Pattern Energy Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report appearing therein.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC or similar authorities in the provinces and territories of Canada. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov and the Canadian Securities Administrators maintain an Internet site known as SEDAR at www.sedar.com from which interested persons can electronically access our filings. Other information about us is also on our website at www.patternenergy.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and on SEDAR and the information on, or accessible through, our website do not constitute a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 1, 2017;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed on May 9, 2017 and August 9, 2017, respectively;

(c)	our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 17, 2017, January 20, 2017, January 25, 2017, April 27, 2017, June 5, 2017, June 19, 2017, August 2, 2017, August 14, 2017 and September 5, 2017;

(d)	our Definitive Proxy Statement on Schedule 14A filed on April 17, 2017, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017;

(e)	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 24, 2013; and

(f)	all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus supplement and before termination of this offering.

Notwithstanding the foregoing, except as specifically noted above, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC. Copies of the documents incorporated in this prospectus supplement and the accompanying prospectus by reference may be obtained on request without charge from the Corporate Secretary of Pattern Energy at Pier 1, Bay 3, San Francisco, California, 94111, telephone 415-283-4000.

PROSPECTUS

Pattern Energy Group Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Subscription Receipts

Units

We may from time to time, in one or more offerings, offer and sell Class A common stock, preferred stock, debt securities, warrants, purchase contracts, subscription receipts and units. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our Class A common stock is listed on the NASDAQ Global Select Market and on the Toronto Stock Exchange under the symbol “PEGI.” We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling securityholders will offer the securities. The specific terms of any securities we or the selling securityholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling securityholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock, preferred stock, debt securities, warrants, purchase contracts, subscription receipts or units.

Investing in these securities involves certain risks. See “Risk Factors” on page 5 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2017

Neither we, nor any selling securityholder, nor any underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of securities.

This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which or in any jurisdiction where the offer or solicitation is not permitted.

Unless otherwise specified or unless the context otherwise indicates, the terms “Pattern,” “Pattern Energy” the “Company,” “we,” “us,” “our” and “our company” used in this prospectus refer to Pattern Energy Group Inc. and its consolidated subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

All dollar amounts in this prospectus are expressed in U.S. dollars unless otherwise expressly noted.

i

PATTERN ENERGY GROUP INC.

We are an independent power company focused on owning and operating power projects with stable long-term cash flows in attractive markets with potential for continued growth of our business.

Corporate Information

Our principal executive offices are located at Pier 1, Bay 3, San Francisco, California 94111, and our telephone number is (415) 283-4000. Our website is www.patternenergy.com. We make our periodic reports and other information filed with or furnished to the U.S. Securities and Exchange Commission, or “SEC,” or Canadian Securities Administrators available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC or Canadian Securities Administrators. Except as specifically noted, information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Risk Factors

You should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the specific risk factors incorporated by reference herein and included or incorporated by reference in any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. This prospectus provides you with a general description of the securities we or a selling securityholder may offer. Each time we or selling securityholders offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling securityholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. In addition, the Canadian Securities Administrators maintains the System for Electronic Document Analysis and Retrieval, or “SEDAR,” website at www.sedar.com, from which you can obtain reports, proxy and information statements and other information relating to us, including any Canadian prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, filed with the SEC or similar authorities in the provinces and territories of Canada, and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 1, 2017 (“2016 Form 10-K”);

b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 9, 2017 and August 9, 2017;

c)	Our Current Reports on Form 8-K filed with the SEC on May 9, 2016, January 17, 2017, January 20, 2017, January 25, 2017, April 27, 2017, June 5, 2017, June 19, 2017, August 2, 2017 and August 14, 2017;

d)	The information specifically incorporated by reference into the 2016 Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2017 (“2017 Proxy Statement”);

f)	The description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 24, 2013; and

g)	The description of our Class A common stock issued under our 2013 Equity Incentive Award Plan contained in our Registration Statement on Form S-8, filed with the SEC on October 9, 2013.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Corporate Secretary of Pattern Energy at Pier 1, Bay 3, San Francisco, CA, telephone 415-283-4000.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that may constitute forward-looking statements. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our current plans, strategies, prospects, and expectations concerning our business, operating results, financial condition, and other similar matters. While we believe that these forward-looking statements are reasonable as and when made, there may be events in the future that we are not able to predict accurately or control, and there can be no assurance that future developments affecting our business will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements, include but are not limited to, those described in the section entitled “Risk Factors” in our 2016 Form 10-K and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 9, 2017 and August 9, 2017, respectively. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this prospectus as well as other cautionary statements that are made from time to time in our other filings with the SEC and applicable Canadian securities regulatory authorities or public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to:

•	our ability to complete acquisitions of power projects;

•	our ability to complete construction of our construction projects and transition them into financially successful operating projects;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and renewable energy credits;

•	our electricity generation, our projections thereof and factors affecting production, including wind and other conditions, other weather conditions, availability and curtailment;

•	changes in law, including applicable tax laws;

•	public response to and changes in the local, state, provincial and federal regulatory framework affecting renewable energy projects, including the U.S. federal production tax credit, investment tax credit and potential reductions in renewable portfolio standards requirements;

•	the ability of our counterparties to satisfy their financial commitments or business obligations;

•	the availability of financing, including tax equity financing, for our power projects;

•	an increase in interest rates;

•	our substantial short-term and long-term indebtedness, including additional debt in the future;

•	competition from other power project developers;

•	development constraints, including the availability of interconnection and transmission;

•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;

•	our ability to operate our business efficiently, manage capital expenditures and costs effectively and generate cash flow;

•	our ability to retain and attract executive officers and key employees;

•	our ability to keep pace with and take advantage of new technologies;

•	the effects of litigation, including administrative and other proceedings or investigations, relating to our wind power projects under construction and those in operation;

•	conditions in energy markets as well as financial markets generally, which will be affected by interest rates, foreign currency exchange rate fluctuations and general economic conditions;

•	the effectiveness of our currency risk management program;

•	the effective life and cost of maintenance of our wind turbines and other equipment;

•	the increased costs of, and tariffs on, spare parts;

•	scarcity of necessary equipment;

•	negative public or community response to wind power projects;

•	the value of collateral in the event of liquidation; and

•	other factors discussed under “Risk Factors.”

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our 2016 Form 10-K, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 9, 2017 and August 9, 2017, respectively, and in any Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed subsequent hereto, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of the securities by any selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) pre-tax income from continuing operations before adjustment for noncontrolling interests and earnings/losses from equity investees and (2) fixed charges excluding capitalized interest. Fixed charges were calculated by adding (1) interest expense (whether expensed or capitalized), and (2) amortization of capitalized expenses related to indebtedness.

	Year Ended December 31,
Six Months Ended June 30, 2017	2016	2015	2014	2013	2012
—(2)	—(2)	—(2)	—(2)	1.1	—(1)(2)

(1)	Pattern Energy Group Inc. was incorporated in October 2012. The historical financial data used to determine our ratio of earnings to fixed charges for the year ended December 31, 2012 have been derived from the audited combined financial statements of our predecessor.
(2)	Earnings were inadequate to cover fixed charges by $33.6 million for the six months ended June 30, 2017, $72.6 million for the year ended December 31, 2016, $71.2 million for the year ended December 31, 2015, $11.1 million for the year ended December 31, 2014 and $25.7 million for the year ended December 31, 2012.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.01 per share, 20,000,000 shares of Class B common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share. All outstanding Class B shares converted into Class A shares on a one-for-one basis on December 31, 2014. Our Certificate of Incorporation provides that such Class B shares were retired and we are no longer authorized to issue shares of Class B common stock.

Class A Shares

As of August 9, 2017, there were 87,637,816 shares of Class A common stock outstanding.

Holders of Class A shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding Class A shares are able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director. Under our Certificate of Incorporation, subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Class A shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Our revolving credit facility imposes restrictions on certain of our project subsidiaries’ ability to distribute funds to us. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations—Covenants, Distribution Conditions and Events of Default—Corporate-Level Debt—Revolving Credit Facility” in our 2016 Form 10-K. The holders of Class A shares have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A shares. In the event of any liquidation, dissolution or winding-up of our affairs, holders of Class A shares will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Shares

As of August 9, 2017, there were no shares of preferred stock outstanding.

Our Certificate of Incorporation authorizes the issuance of blank check preferred stock, which, if issued, would have priority over the shares of common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Unless required by law or by applicable stock exchanges, our board of directors has the authority without further shareholder authorization to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Class A shares, could adversely affect the rights and powers, including voting rights, of the holders of shares of our common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain certain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the shareholders of our company may deem advantageous. Among other things, these provisions include those that would:

•	authorize the issuance of blank check preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	prohibit our shareholders from calling a special meeting of shareholders if Pattern Energy Group LP, or “Pattern Development”, and its affiliates (other than our company) collectively cease to own more than 50% of our shares;

•	prohibit shareholder action by written consent, which requires all shareholder actions to be taken at a meeting of our shareholders if Pattern Development and its affiliates (other than our company) collectively cease to own more than 50% of our shares;

•	provide that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

As of May 14, 2014, Pattern Development and its affiliates (other than our company) collectively ceased to own more than 50% of our shares.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

Subject to certain exceptions, Section 203 of the Delaware General Corporation Law, or “DGCL,” prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested shareholder” (as defined below) for a period of three years following the date that such shareholder became an interested shareholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (2) on consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

In our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 of the DGCL defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested shareholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or (5) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested shareholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Corporate Opportunity

Subject to the terms of the Second Amended and Restated Non-Competition Agreement with and our Purchase Rights granted to us by Pattern Development and Pattern Energy Group 2 LP (see “Certain Relationships and Related Party Transactions” in our 2017 Proxy Statement and our Current Report on Form 8-K filed with the SEC on June 19, 2017), we have expressly renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to Riverstone Holdings LLC, or any of its respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries or business opportunities that such parties participate in or desire to participate in, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to us for breach of any fiduciary or other duty, as a director or controlling shareholder or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us, unless, in the case of any such person who is our director, any such business opportunity is expressly offered to such director in writing solely in his or her capacity as our director.

Exchange Listing

Our Class A shares are listed on the NASDAQ Global Select Market and on the Toronto Stock Exchange under the symbol “PEGI.”

Transfer Agent and Registrar

We have appointed Computershare Trust Company, N.A. (including its affiliates in Canada) as the transfer agent and registrar for our shares of Class A common stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•	the law that will govern the indenture and debt securities; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

From time to time, subscription receipts may be offered and sold under this prospectus. A subscription receipt may entitle the holder to acquire, for no additional consideration, shares of our Class A common stock or preferred stock. Subscription receipts may be offered separately or together with other securities. The subscription receipts will be issued under a subscription receipt agreement with a subscription receipt agent.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the subscription receipts being offered. The following sets forth certain general terms and provisions of the subscription receipts offered under this prospectus.

The specific terms of the subscription receipts, and the extent to which the general terms described in this section apply to those subscription receipts, will be set forth in the applicable prospectus supplement. The particular terms of each issue of subscription receipts will be described in the related prospectus supplement. This description will include, where applicable:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the procedure for the exchange or exercise of the subscription receipts for shares of our Class A common stock or preferred stock;

•	the number of shares that may be acquired upon exchange or exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	material tax consequences of owning the subscription receipts; and

•	any other material terms and conditions of the subscription receipts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A common stock, subscription receipts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock, Class A common stock and/or subscription receipts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, subscription receipt and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt security, warrant, subscription receipt or unit represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, subscription receipts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, subscription receipt agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, subscription receipts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Pattern Energy, the trustees, the warrant agents, the subscription receipt agents, the unit agents or any other agent of Pattern Energy, agent of the trustees or agent of the warrant agents, subscription receipt agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or registered or recognized under applicable Canadian securities laws, if applicable, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 or registered or recognized under applicable Canadian securities laws, if applicable, is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, subscription receipt agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933 and/or applicable Canadian securities laws, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than the Class A common stock, which is listed on the NASDAQ Global Select Market and on the Toronto Stock Exchange under the symbol “PEGI,” and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Class A common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us and/or the selling securityholders, if applicable, by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pattern Energy Group Inc. appearing in Pattern Energy Group Inc.’s 2016 Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Pattern Energy Group Inc.’s internal control over financial reporting as of December 31, 2016 and the financial statements of K2 Wind Ontario Limited Partnership appearing in Pattern Energy Group Inc.’s 2016 Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Pattern Energy Group Inc. did not maintain effective internal control over financial reporting as of December 31, 2016, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weaknesses described there in, included therein, and incorporated herein by reference, which, as to the years 2016 2015 and 2014, are based in part on the reports of other auditors. The financial statements referred to above have been included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of South Kent LP, Grand Renewable Wind LP and SP Armow Wind Ontario LP, included in Pattern Energy Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report appearing therein.